Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of BiomX Inc. of our report dated March 25, 2025 relating to the financial statements, which appears in BiomX Inc.'s Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
April 11, 2025	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited